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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2001

UNOVA, INC.
(Exact name of registrant as specified in charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)
21900 Burbank Boulevard	91367-7418
Woodland Hills, California	(Zip Code)
www.unova.com (Address of principal executive offices and internet site)

Registrant's telephone number, including area code: (818) 992-3000

Item 5. Additional Information

    On July 12, 2001, UNOVA, Inc. (the "Company") entered into two secured long-term credit facilities with aggregate committed capacity of up to $275 million: a $200 million asset-based revolving credit facility (the "Revolving Facility") and a $75 million secured term loan (the "Term Loan"). In conjunction with the new facilities, the Company refinanced and terminated its existing $400 million secured credit facility and related agreements.

    The Revolving Facility, maturing on July 11, 2004, was obtained from a syndicate of lenders led by Bank of America, N.A. and Heller Financial, Inc., acting as agents. Borrowing availability is subject to a Borrowing Base calculation, as defined in the agreement, based on eligible levels of accounts receivable and inventory. The Revolving Facility is secured by a junior lien on the real estate, machinery and equipment of the Company and its domestic subsidiaries and a senior lien on substantially all of the other assets of the Company and its domestic subsidiaries, subject to certain limitations on liens contained in the indenture governing the Company's outstanding senior notes in the principal amount of $200 million. The Company may borrow at the Base Rate or the LIBOR Rate, each as defined in the agreement, plus an applicable margin. The Revolving Facility places restrictions on the Company and its subsidiaries, including limits on capital expenditures, liens, investments, sale or pledge of assets, prepayment of debt, sale and leaseback transactions, dividend payments, and incurrence of debt or guarantees. Financial covenants include minimum levels of domestic EBITDA, Fixed Charge Coverage Ratio and Tangible Net Worth, each as defined in the agreement.

    The Term Loan was obtained from a syndicate of lenders led by Special Value Investment Management, LLC, acting as agent, and is secured by a senior lien on the real estate, machinery and equipment of the Company and its domestic subsidiaries and a junior lien on substantially all of the other assets of the Company and its domestic subsidiaries, subject to certain limitations on liens contained in the indenture governing the Company's outstanding senior notes in the principal amount of $200 million. Monthly interest payments are based on the LIBOR Rate plus an applicable margin, as defined in the agreement. The principal matures on July 11, 2004. Net proceeds from the sale of real estate, machinery and equipment of the Company and its domestic subsidiaries must be applied to the reduction of the Term Loan principal. Other restrictions and financial covenants contained in the Term Loan are consistent with those in the Revolving Facility.

    As of July 12, 2001, $75 million was outstanding under the Term Loan and no borrowings were outstanding under the Revolving Facility.

Item 7. Financial Statements and Exhibits

(c)
The following exhibits are filed as part of this report:

Exhibit	Description
10.1	Credit Agreement dated as of July 12, 2001, among the Financial Institutions named therein, Bank of America N.A., as Administrative Agent, Heller Financial, Inc., as Syndication Agent, and UNOVA, Inc. and its subsidiaries party thereto, as Borrowers.
10.2
Security Agreement dated as of July 12, 2001 among UNOVA, Inc., UNOVA Industrial Automation Systems Inc., Intermec Technologies Corporation, R & B Machine Tool Company, J.S. McNamara Company, M M & E, Inc., Intermec IP Corp., and UNOVA IP Corp., as Grantors, and Bank of America, N.A., as Administrative Agent.
10.3	Stock Pledge Agreement dated as of July 12, 2001, among UNOVA, Inc., UNOVA Industrial Automation Systems, Inc., and Intermec Technologies Corporation, as Pledgors, and Bank of America, N.A., as Agent.
10.4	Postclosing Agreement dated as of July 12, 2001 among UNOVA, Inc., and certain of its subsidiaries, as Borrowers, collectively, and Bank of America, N.A., as Agent.
10.5	Loan Agreement dated as of July 12, 2001, among the Lenders named therein, and Special Value Investment Management, LLC as Agent, and UNOVA, Inc. and its subsidiaries party thereto, as Borrowers.
10.6
Security Agreement dated as of July 12, 2001, among UNOVA, Inc., UNOVA Industrial Automation systems Inc., Intermec Technologies Corporation, R & B Machine Tool Company, J.S. McNamara Company, M M & E, Inc., Intermec IP Corp., and UNOVA IP Corp, as Grantors, and Special Value Investment Management, LLC, as Administrative Agent.
10.7
Stock Pledge Agreement dated as of July 12, 2001, among UNOVA, Inc., UNOVA Industrial Automation systems Inc. and Intermec Technologies Corporation, as Pledgors, and Special Value Investment Management, LLC, as Agent.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNOVA, INC.
By:	/s/ MICHAEL E. KEANE Michael E. Keane Senior Vice President and Chief Financial Officer

July 26, 2001

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FORM 8-K
SIGNATURE